Exhibit 99-1

Muscle Maker, Inc. Reports Top Line Revenue Over $52.8 Million for May 2023

Fort Worth, Texas, June 13, 2023 (ACCESSWIRE) — Muscle Maker, Inc. (MMI), the “Company” (Nasdaq: GRIL), today announced it has achieved top line revenue of over $52.8 million for the month of May 2023. The announcement marks the seventh consecutive month in which top line revenue has exceeded $50 million and brings to approximately $470 million in total revenue generated since the Company began reporting the revenue contribution from Sadot LLC.

“Sadot LLC continues to generate high levels of revenue from its trading activities and with each month we become more established as a global food business. With our recently reported net income from Sadot of over $9.9 million, we are in the process of adding three Aggia nominated board members which is one more step in our transformation into the internationally focused agriculture company we outlined when we announced our agreement with Aggia LLC FZ in November, 2022.”

The preliminary, unaudited financial results included in this press release are based on information available as of May 31, 2023, and management’s initial review of operations and financial results as of such date. They remain subject to change based on the completion of the Company’s customary quarterly financial closing and review procedures and are forward-looking statements. The Company assumes no obligation to update these statements, except as may be required by law. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in the Company’s annual and quarterly filings with the Securities and Exchange Commission. Further, the Company’s independent auditor has not reviewed or performed any procedures on the preliminary, unaudited financial results.

About Muscle Maker, Inc.

In late 2022, MMI began its evolution from a consumer-focused, U.S. restaurant business into a global, food-focused organization with two distinct business units:

Sadot LLC

MMI’s largest operating unit is its newly-created subsidiary, Sadot LLC. Sadot is an international agri-foods company engaged in trading and shipping food (and feed) commodities such as soybean meal, wheat and corn. Sadot was formed in partnership with Aggia LLC FZ, a Dubai based, international consulting firm that provides services to companies operating in the global food supply chain.

MMI Restaurant Group

MMI’s legacy business is our limited collection of 50+ restaurants, including Pokémoto Hawaiian Poké & Boba Tea and Muscle Maker Grill, and our subscription, fresh-prep meal service, Superfit Foods, with 30+ points of distribution plus in-home and national delivery. All three concepts compete in the growing healthier-for-you segment. National franchise development of the Pokémoto concept is the key growth driver.

MMI continues to grow in size, diversity of operations, as well as in human and financial capital, but the principles that guided the Company remain the same – sourcing and providing healthier foods. For more information please visit www.musclemakerinc.com

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor Relations:

Frank Pogubila

SVP

Integrous Communications

W - 951.946.5288

E - IR@musclemakergrill.com